                                                                   EXHIBIT 10.27

                             LITTON INDUSTRIES, INC.
                     SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN


                 (AS AMENDED AND RESTATED AS OF AUGUST 1, 2000)

                               TABLE OF CONTENTS


                             LITTON INDUSTRIES, INC.
                     SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

                 (as amended and restated as of August 1, 2000)

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                                                                               Page
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
ARTICLE I - INTRODUCTION AND PURPOSE                                            1


ARTICLE II - DEFINITIONS                                                        2
Section 2.1           Active Participant                                        2
Section 2.2           Actuarial Equivalent                                      3
Section 2.3           Annual Compensation                                       3
Section 2.4           Average Compensation                                      3
Section 2.5           Base Compensation Amount                                  4
Section 2.6           Beneficiary                                               4
Section 2.7           Board or Board of Directors                               4
Section 2.8           Change of Control                                         5
Section 2.9           Chief Executive Officer                                   7
Section 2.10          Committee                                                 7
Section 2.11          Company                                                   8
Section 2.12          Death Benefit                                             8
Section 2.13          Dependent Children                                        8
Section 2.14          Director                                                  8
Section 2.15          Disability                                                9
Section 2.16          Disability Benefit                                        9
Section 2.17          Mandatory Contributions                                   9
Section 2.18          Normal Form                                               9
Section 2.19          Offset Amount                                             10
Section 2.20          Participant                                               11
Section 2.21          Prior Retirement Benefit Formula                          11
Section 2.22          Retired Participant                                       11
Section 2.23          Retirement Benefit                                        12
Section 2.24          Supplemental Plan                                         12
Section 2.25          Trust                                                     12
Section 2.26          Trust Agreement                                           12
Section 2.27          Trustee                                                   12
Section 2.28          Years of Service                                          12
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
ARTICLE III - PARTICIPATION                                             13
Section 3.1           General                                           13
Section 3.2           Entry and Continuing Participation                13
Section 3.3           Change of Control                                 13


ARTICLE IV - BENEFIT ELIGIBILITY                                        13
Section 4.1           Eligibility for Retirement Benefit                13
Section 4.2           Eligibility for Death Benefit                     15
Section 4.3           Eligibility for Disability Benefit                15


ARTICLE V - CALCULATION OF BENEFITS AND VESTING                         16
Section 5.1           Retirement Benefit Formula                        16
Section 5.2           Death or Disability Benefit Formula               16
Section 5.3           Vesting                                           17


ARTICLE VI - FORMS OF BENEFIT AND COMMENCEMENT
             OF PAYMENTS                                                17
Section 6.1           Retirement Benefit Forms                          17
Section 6.2           Normal Form of Retirement Benefit                 18
Section 6.3           Alternative Forms of Benefit                      19
Section 6.4           Form of Benefit on Change of Control              20
Section 6.5           Amount of Death or Disability Benefit             20
Section 6.6           Commencement of Payments                          21
Section 6.7           Form of Benefit Irrevocable                       21
Section 6.8           Commutation of Benefits                           21


ARTICLE VII - BENEFIT ELECTIONS AND BENEFICIARY
              DESIGNATIONS                                              22
Section 7.1           General                                           22
Section 7.2           Form of Benefit Elections                         22
Section 7.3           Beneficiaries                                     22


ARTICLE VIII - ADMINISTRATION                                           23


ARTICLE IX - SOURCE OF PAYMENTS                                         23
Section 9.1           General Assets of Company                         23
Section 9.2           Payments to Trust                                 24
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
ARTICLE X - CLAIMS AND ENFORCEMENT                                      25
Section 10.1          Administrative Procedures                         25
Section 10.2          Enforcement                                       26


ARTICLE XI - AMENDMENT AND TERMINATION                                  27
Section 11.1          Amendment and Termination of the Plan             27
Section 11.2          Contractual Obligation                            28


ARTICLE XII - MISCELLANEOUS                                             28
Section 12.1          Employment Rights                                 28
Section 12.2          Rights of the Committee                           29
Section 12.3          Benefit Statements                                29
Section 12.4          Assignment                                 `      29
Section 12.5          Applicable Law                                    29
Section 12.6          Effective Date                                    29
Section 12.7          Entire Agreement                                  29
Section 12.8          Terms                                             30


APPENDIX              Assumptions to Calculate Present Value
                      Of Remaining Projected SERP Benefits
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

                      ARTICLE I -- INTRODUCTION AND PURPOSE


        Litton Industries, Inc. (the "Company"), established the Litton Industries, Inc., Supplemental Executive Retirement Plan (the "Supplemental Plan") as of August 1, 1995. The Company has decided to amend and restate this Supplemental Plan as of August 1, 2000. This amended and restated Supplemental Plan shall apply only to those employees of the Company who are employed on or after August 1, 2000 who either are at such time Participants or who are thereafter selected as Participants in this Supplemental Plan. Except for Participants who are employees of the Company on or after August 1, 2000 for whom a Retirement Benefit is greater under the Prior Retirement Benefit Formula, in which case such Participant shall be entitled to receive a Retirement Benefit computed under the Prior Retirement Benefit Formula, the provisions of this Supplemental Plan at the time a Retired Participant either became or becomes a Retired Participant shall solely determine the Retirement Benefit, if any, such Retired Participant is entitled to receive under this Supplemental Plan.

        The purpose of this Supplemental Plan is to provide for supplemental retirement benefits to certain key executive employees of the Company and thereby encourage those employees to continue providing services to the Company until their retirement. This Supplemental Plan is intended to provide benefits solely for a select group of management or highly compensated employees within the meaning of sections 201(2), 301(a)(3) and 401(a)(1) of Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). Payments under this Supplemental Plan shall be made either from the general assets of the Company, or from the assets of the Litton Industries, Inc., Supplemental Executive Retirement Plan Trust (the "Trust"), as provided under the


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terms of this Supplemental Plan and the Trust. It is intended that this
Supplemental Plan remain at all times an unfunded plan for purposes of ERISA and that the Trust shall constitute a grantor trust under Sections 671 through 679 of the Internal Revenue Code of 1986, as amended (the "Code").


                            ARTICLE II -- DEFINITIONS


        Section 2.1 "Active Participant" shall mean a key executive employee who has been designated as a Participant in this Supplemental Plan pursuant to
Article III, and who continues to be employed by the Company. A Participant shall not be treated as having terminated from employment during any period of military service provided the Participant recommences employment by the Company within 90 days after discharge from any such military service. A Participant shall not be treated as having terminated from employment during any authorized unpaid leave of absence not in excess of one year. A Participant shall be treated as having terminated from employment during any other period of leave of absence, unless the Committee, in its sole and absolute discretion, and subject to such terms and conditions as the Committee may specify, approves the Participant's absence. However, a Disabled or deceased Participant shall continue to be treated as an Active Participant and, thus, continue to accrue additional Years of Service until the earlier of the calendar month that the Participant attains (or would have attained) age 65, or the date that the Participant is no longer Disabled. A Participant who terminates employment with the Company and is subsequently re-employed with the Company shall not be treated as an Active Participant unless the Committee re-designates the Participant as an Active Participant.

        Section 2.2 "Actuarial Equivalent" shall, except in the event of a Change of Control in which case the assumptions provided for on the Appendix to this Supplemental Plan shall apply, mean the definition of such term under the Litton Industries, Inc. Retirement Plan "B", as amended from time to time.

        Section 2.3 "Annual Compensation" shall mean, for any calendar year, the amount of base pay and, incentive compensation under the Litton Industries, Inc. Performance Award Plan (or a similar plan), in either case paid, awarded, or electively deferred, for such calendar year.

        Section 2.4 "Average Compensation" shall mean the sum, divided by three, of the total amount of Annual Compensation received by an Active Participant from the Company during the three calendar years out of the ten consecutive calendar years which yield the Active Participant the most Compensation including the calendar year in which an Active Participant terminates employment with the Company. A Disabled Participant's Average Compensation shall be calculated using the ten consecutive calendar years that include the calendar years that his or her Disability commenced. In the case of an Active Participant who dies prior to attaining age 65, the deceased Participant's Average Compensation shall be calculated using the ten consecutive calendar years that include the calendar year of the Participant's death (or Disability, in the case of a Disabled Participant who dies). If a Participant is eligible to receive payments under this Supplemental Plan but does not have three consecutive calendar years of employment, then Average Compensation is the amount obtained by dividing the


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sum of the total amount of Annual Compensation of such Active Participant by the actual number of calendar years of employment. However, the Committee may determine Average Compensation for the purposes of this Section 2.4 by any other methodology which it determines to be more appropriate under the facts and circumstances.

        Section 2.5 "Base Compensation Amount" shall mean the applicable dollar amount on the date that the Active Participant terminates from employment with the Company, calculated as follows:

        (a) $125,000, for the first twelve months beginning on the original effective date of this Supplemental Plan.

        (b) For each twelve-month period following the period described above in
Section 2.5(a), the dollar amount applicable for the immediately preceding twelve-month period increased by a percentage, which shall be the sum of (1) the percentage increase in the U.S. Department of Labor consumer price index for all urban consumers for the immediately preceding twelve-month period and (2) one percent.

        (c) In the case of a deceased or Disable Participant, the Base Compensation Amount shall be the dollar amount in effect under Section 2.5(a) or
(b) for the earlier of the month in which the Participant died or became
Disabled.

        Section 2.6 "Beneficiary" shall mean one or more persons entitled to receive payment of a benefit under this Supplemental Plan on account of a Participant's death.

        Section 2.7 "Board" or "Board of Directors" shall mean the Board of Directors of Litton Industries, Inc.

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        Section 2.8 "Change of Control" shall mean -

               (a) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of thirty percent (30%) or more of either (1) the then outstanding shares of common stock of the Company (the "Outstanding Company Common Stock") or (2) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of Directors (the "Outstanding Company Voting Securities"); provided, however, that for purposes of this Section 2.7(a), the following acquisitions of stock shall not constitute a Change of Control: (A) any acquisition directly from the Company, (B) any acquisition by the Company,
(C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or (D) any acquisition by any corporation pursuant to a transaction which complies with clauses (1), (2) and (3) of Section 2.8(c); or

               (b) Individuals who, as of the date hereof, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a Director subsequent to the date hereof whose election, or nomination subsequent to the date hereof whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the Directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs

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

as a result of an actual or threatened election contest with respect to the election or removal of Directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

               (c) Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a "Business Combination"), in each case, unless following such Business Combination, (1) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly more than sixty percent (60%) of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (2) no Person (excluding any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, thirty percent (30%) or more of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business


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

Combination and (3) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

               (d) Approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

        Section 2.9 "Chief Executive Officer" shall mean the chief executive officer of Litton Industries, Inc.

        Section 2.10  "Committee" shall mean --

               (a) The Compensation and Selection Committee of the Board of Directors.

               (b) Notwithstanding Section 2.10(a), upon a Change of Control, the Committee shall mean exclusively the "special administrators." The "special administrators" shall be the individuals who constituted the Company's Compensation and Selection Committee of the Board of Directors immediately prior to the Change of Control. The "special administrators" shall constitute the Committee until the last day of the eighteenth month following the month in which the Change of Control occurred. The "special administrators" shall have all rights and authority reserved to the Committee under this Supplemental Plan, including, but not limited to, the rights specified in Section 12.2.

               (c) If a "special administrator" dies, becomes disabled, or resigns as "special administrator" during the period that the "special administrators" constitute the Committee, the remaining "special administrator(s)" shall continue to serve as the

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

Committee without interruption. A successor "special administrator" shall be required only if there are less than three remaining "special administrators." If a successor "special administrator" is required, the successor shall be the individual who, at that time, (1) is not already a "special administrator," and
(2) is not a Participant or currently an employee of the Company, and (3) was the member of the Board immediately prior to the Change of Control with the longest period of service on the Board, and (4) agrees to serve as a "special administrator."

               (d) If a successor "special administrator" is required and there are no individuals remaining who satisfy the criteria described in Section 2.10(c), then a successor "special administrator" shall either be appointed by the Trustee or, in the Trustee's discretion, the Trustee shall submit the selection of the "special administrator(s)" to an arbitrator, the costs of which shall be borne fully by the Company, to be decided in accordance with the American Arbitration Association Commercial Arbitration Rules then in effect. If at any time, there are no remaining "special administrators," the Trustee shall act as the "special administrator" until the successor(s) is selected.

        Section 2.11 "Company" shall mean Litton Industries, Inc., a Delaware corporation, and its subsidiaries, except that any reference to stock or securities of the Company shall mean only the stock or securities of Litton Industries, Inc.

        Section 2.12 "Death Benefit" shall mean the benefit payable under
Section 4.2(a) to the Participant's Beneficiary, if any.

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        Section 2.13 "Dependent Children" shall mean a son or daughter who either (a) has not attained age 19, or (b) has not attained age 23 and is a full-time student at an accredited educational institution.

        Section 2.14 "Director" shall mean a member of the Board of Directors of Litton Industries, Inc.

        Section 2.15 "Disability" or "Disabled" shall mean a total disability, as determined in the discretion of the Committee, that prevents an Active Participant from providing the services that he or she would normally perform for the Company.

        Section 2.16 "Disability Benefit" shall mean the benefit payable under
Section 4.3(a) to an Active Participant who becomes Disabled.

        Section 2.17 "Mandatory Contribution" shall mean, as of a Change of Control, an amount equal to the excess of "A" over "B," where -

               (a) "A" is 120 percent of the present value of all vested benefits under this Supplemental Plan determined under the factors set forth in the Appendix to this Supplemental Plan; and

               (b) "B" is the current value of the Trust as determined by the Trustee on the business day immediately preceding the day that a Mandatory Contribution is paid to the Trustee.

        Section 2.18 "Normal Form" shall mean the form of Retirement Benefit payable under Section 6.2 to a Retired Participant if the Participant has not elected another form of payment or, if applicable, the form of payment of a Retirement Benefit to the Beneficiary of a deceased Participant.

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        Section 2.19 "Offset Amount" shall mean the annual "primary insurance amount" and the annual "Company-provided pension."

               (a) The "primary insurance amount" shall mean the annual benefit determined under the Social Security Act that is payable to the Participant as of the calendar year that the Participant commences Retirement Benefits under this Supplemental Plan. If no "primary insurance amount" is actually paid to a Participant as of the calendar year in which the Retirement Benefit commences under this Supplemental Plan, then the "primary insurance amount" shall be deemed to be the "primary insurance amount" that would be payable at the earliest date to the Participant (or would have been payable, in the case of a deceased Participant). The "primary insurance amount" shall also include any annual retirement benefit payable under any public retirement program of a foreign country that the Committee determines is comparable in purpose to the benefits payable under the Social Security Act.

               (b) Unless otherwise determined by the Committee, the "Company-provided pension" shall mean the annual amount payable to a Participant under any other defined benefit plan sponsored by the Company, which is either intended to qualify under Section 401(a) of the Code or is intended to restore benefits under such plan (excluding this Supplemental Plan). For any Participant who never participated in any other defined benefit plan sponsored by the Company, the amount of the "Company-provided pension" shall be determined as if the Participant commenced participation in any such plan for which the Participant was eligible at the earliest date on which the Participant was eligible and participated in such plan to the fullest extent possible, and withdrew his or her presumed contributions, if any, plus interest, thereon. The amount of the "Company-


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provided pension" described in the immediately preceding sentence shall be calculated under the terms of any such defined benefit plan that were in effect during the Participant's deemed participation, except that a subsequent, retroactive amendment to such plan shall be taken into account only to the extent that it actually would have increased the Participant's benefit under that plan. For any Active Participant employed by the Company as of August 1, 2000, who is at least age 65, the "Company-provided pension" shall be computed as if the Participant actually received the plan benefits as a single life annuity calculated as of the date the Participant attained age 65.

        Section 2.20 "Participant" shall mean any key executive employee who has been designated as an Active Participant in this Supplemental Plan by the Committee, including a Retired Participant.

        Section 2.21 "Prior Retirement Benefit Formula" shall be calculated under the formula [(A + B) x C] - D, where --

        (a) "A" is Average Compensation up to the Base Compensation Amount multiplied by 1.6 percent;

        (b) "B" is Average Compensation in excess of the Base Compensation Amount multiplied by 2.2 percent;

        (c) "C" is Years of Service limited to Years of Service for which the Participant was both employed by the Company and was at least age 40 and limited to Years of Service not in excess of 25; and

        (d) "D" is the Offset Amount.

        Section 2.22 "Retired Participant" shall mean a Participant who has terminated from employment with the Company and who is vested in a Retirement Benefit.

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        Section 2.23 "Retirement Benefit" shall mean the benefits payable to a
Participant and, if applicable, the Beneficiary of a Participant, as provided under Section 4.1.

        Section 2.24 "Supplemental Plan" shall mean the Litton Industries, Inc., Supplemental Executive Retirement Plan that is described in this document and Appendices, as amended from time to time, and including any rules and regulations promulgated by the Committee for purposes of administering this Supplemental Plan.

        Section 2.25 "Trust" shall mean the Litton Industries, Inc., Supplemental Executive Retirement Plan Trust, as amended from time to time.

        Section 2.26 "Trust Agreement" shall mean the terms of the agreement entered into between the Company and the Trustee that establish the Trust.

        Section 2.27 "Trustee" shall mean the trustee of the Trust.

        Section 2.28  "Years of Service" shall mean -

               (a) The definition of such term under the Litton Industries, Inc. Retirement Plan "B", as amended from time to time.

               (b) In its discretion, the Committee may: (i) compute a Participant's Years of Service by treating separate periods of employment as continuous periods of employment with the Company; (ii) credit a Participant with Years of Service in addition to the Years of Service accrued while actually employed with the Company; and (iii) credit a Participant for Years of Service solely for purposes of satisfying the vesting requirements of Section 5.3(a).

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                          ARTICLE III -- PARTICIPATION



        Section 3.1 General. Participation in this Supplemental Plan is limited solely to key executive employees of the Company, who are designated by the Committee, after nomination by the Chief Executive Officer. A key executive employee shall not be disqualified from becoming an Active Participant solely because the key executive employee is also a Director.

        Section 3.2 Entry and Continuing Participation. A key executive employee shall become an Active Participant as of the date specified by the Committee. A key executive employee who is designated as an Active Participant shall continue to be an Active Participant until he or she ceases to be actively reported on a payroll system of the Company.

        Section 3.3 Change of Control. On or after a Change of Control, no additional Participants shall be designated under this Supplemental Plan.


                        ARTICLE IV -- BENEFIT ELIGIBILITY


        Section 4.1   Eligibility for Retirement Benefit.

               (a) General. A Participant shall be eligible to begin receiving a Retirement Benefit if the Participant has (i) filed an election to receive payments under Article VII; (ii) satisfied the vesting requirement of Section 5.3(a); (iii) terminated employment with the Company; and (iv) either attained age 65 or satisfied the conditions in Section 4.1(b) or (c) below.

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

               (b) Retirement Benefits Commencing Prior to Age 65 and After Age
54. A Participant who has attained age 55, but not yet attained age 65, shall be eligible to begin receiving a Retirement Benefit only if the Committee determines, in its discretion, that the Participant has entered into and continues to satisfy an agreement not to engage in any activity or perform services for any entity in competition with a business of the Company. Such agreement not to compete with the Company's business shall terminate upon the Participant's attainment of age 65. Retirement Benefits commencing after age 54 but prior to age 62 shall be equal to the Retirement Benefit calculated pursuant to Section 5.1 reduced by one-half percent (1/2%) for each full month by which the commencement of the payment of such Retirement Benefit precedes his or her attaining age 62.

               (c) Retirement Benefits Prior to Age 55. A Participant shall not be entitled to begin receiving a Retirement Benefit prior to attainment of age 55, except in the sole and absolute discretion of the Committee, and subject to such terms and conditions, including the imposition of Retirement Benefit reductions, that the Committee may specify.

               (d) Change of Control. Notwithstanding the foregoing provisions of this Section 4.1, as of a Change of Control, an Active Participant shall become fully vested as provided under Section 5.3(a) and there shall be a waiver of any condition concerning eligibility for payment of a Retirement Benefit that requires (i) the filing of any election, (ii) the attainment of a specified age,
(iii) an agreement not to engage in competitive activities with the Company,
(iv) satisfaction of any other terms or conditions or the application of any benefit reductions described in Sections 4.1(b), and


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(v) termination of employment with the Company in order to begin receiving
Retirement Benefits.

        Section 4.2   Eligibility for Death Benefit.

               (a) Death Prior to Age 65. The Beneficiary of an Active Participant who dies prior to attaining age 65 shall be eligible to begin receiving a Death Benefit if the beneficiary has filed a claim under Article
VII. A Death Benefit shall cease on the earlier of (i) the date on which there are no individuals who are eligible to be Beneficiaries under Section 6.5(a);
(ii) the first day of the calendar month following the date on which the Participant would have attained age 65 if the Participant were still living; or
(iii) the date that payment of a Retirement Benefit commences, but not including a Retirement Benefit that commences pursuant to a Change of Control.

               (b) Death On or After Age 65. No Beneficiary of, an Active Participant who dies on or after attaining age 65, shall be eligible for a Death Benefit.

               (c) Death of a Retired Participant. No Beneficiary of a Retired Participant shall be eligible for a Death Benefit.

        Section 4.3   Eligibility for Disability Benefit.

               (a) Disability Prior to Age 65. An Active Participant who becomes Disabled prior to attaining age 65 shall be eligible to begin receiving a Disability Benefit if the Disabled Participant has filed a claim under Article
VII. The Disability Benefit shall cease on the earlier of (i) the first day of the calendar month following the Disabled Participant's attainment of age 62;
(ii) the date on which the Committee determines that the Participant is no longer Disabled; (iii) the date of the Disabled Participant's death (in which case a Death Benefit may be payable under Section 4.2); or (iv) the date that

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payment of a Retirement Benefit commences, but not including a Retirement
Benefit that commences pursuant to a Change of Control.

               (b) Disability After Attaining Age 65. An Active Participant who becomes Disabled on or after attaining age 65 shall not be eligible for a Disability Benefit.

               (c) Retired Participant. A Retired Participant shall not be eligible for a Disability Benefit.



                ARTICLE V -- CALCULATION OF BENEFITS AND VESTING



        Section 5.1 Retirement Benefit Formula. A Participant's Retirement Benefit shall be calculated under the formula (A + B + C) - D, where -

               (a) "A" is Average Compensation multiplied by 3.5 percent for each Year of Service not in excess of 10 Years of Service;

               (b) "B" is Average Compensation multiplied by 1.25 percent for each Year of Service in excess of 10 Years of Service but not in excess of 20 Years of Service;

               (c) "C" is Average Compensation multiplied by .5 percent for each Year of Service in excess of 20 Years of Service but not in excess of 25 Years of Service; and

               (d) "D" is the Offset Amount.

        Section 5.2   Death or Disability Benefit Formula.

               (a) Death Benefit Formula. A Death Benefit shall be equal to forty percent of the Participant's Average Compensation. If Dependent Children are the


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

Beneficiaries of a Death Benefit, the amount of the Death Benefit payable may be reduced, as provided in Section 6.5(a).

               (b) Disability Benefit Formula. A Disability Benefit shall be equal to fifty percent of the Participant's Average Compensation.

        Section 5.3   Vesting.

               (a) Vesting in Retirement Benefit. A Participant shall have no vested right to a Retirement Benefit prior to attaining both age 55 and five Years of Service, except that an Active Participant who dies or becomes disabled shall be fully vested as if he or she had attained age 55 with five Years of Service, regardless of his or her actual age or Years of Service at the time of his or her death or disability.

               (b) Change of Control. Upon a Change of Control and thereafter, an Active Participant shall be fully vested in his or her Retirement Benefit regardless of Years of Service or age.

               (c) Death or Disability Benefit Coverage. A Participant shall at all times be entitled to Death Benefit or Disability Benefit coverage while he or she is an Active Participant.


                 ARTICLE VI -- FORMS OF BENEFIT AND COMMENCEMENT

                                   OF PAYMENTS


        Section 6.1.  Retirement Benefit Forms.

               (a) General Rule. Unless a Participant has made an election to receive payment of Retirement Benefits in an alternative form, a Participant shall be deemed to have elected the Normal Form.

               (b) Actuarial Equivalent. All forms of payment of Retirement Benefits shall be the Actuarial Equivalent of a single life annuity.

        Section 6.2 Normal Form of Retirement Benefit.

               (a) Single Life Annuity. The Normal Form of Retirement Benefit shall be a single life annuity for a Participant who is unmarried at the time that payment of the Retirement Benefit commences. Under a single life annuity, a Retired Participant shall receive a monthly benefit for life equal to 1/12 of his or her Retirement Benefit and all payments shall cease upon the Retired Participant's death.

               (b) Joint and Survivor Annuity. If a Participant is married, the Normal Form of Retirement Benefit shall be a joint and survivor annuity (which shall be the Actuarial Equivalent of a single life annuity) for the benefit of the Participant's spouse as of the date that payment of the Retirement Benefit commences. Under the Normal Form, a Participant shall receive a monthly benefit for life and, upon the Participant's death, the spouse, if living, shall receive a monthly benefit for life equal to 100 percent of the monthly benefit that was payable to the Participant.

               (c) Deceased Participants. If a Participant dies while employed by the Company and is vested in a Retirement Benefit, the Normal Form of Retirement Benefit shall be either the benefit under Section 6.2(a) or (b), determined with regard to the Participant's marital status on the date of death. If the Normal Form of Retirement Benefit for a deceased Participant is a joint and survivor annuity (which shall be the Actuarial Equivalent of a single life annuity), then the spouse's benefit shall be calculated as if the Participant began receiving payment of the Retirement Benefit as a joint and 100-percent survivor annuity on the day preceding the commencement of Retirement

Benefit payments to the spouse, and then died the following day. The Retirement Benefit shall be calculated on the basis of the age that the Participant would have attained as of the commencement date.

               (d) Spousal Death Within Two Years After Retirement. If the spouse of a Participant who is married at the time payment of the Retirement Benefit commences pursuant to Section 6.2(b) should predecease such Participant not more than two (2) years after such Retirement Benefit commences, then commencing with the first Retirement Benefit payment payable as of the first day of the calendar month after the calendar month during which the death of the spouse occurred, such Retirement Benefit shall be converted to an annual Retirement Benefit computed pursuant to Section 6.2(a) in an amount equal to the amount of the annual Retirement Benefit the Participant would have received at the time of and based on his or her age at the date his or her Retirement Benefit commenced.

        Section 6.3 Alternative Forms of Benefit.

               (a) Election of Forms of Benefit. Prior to the commencement of payment of a Retirement Benefit, a Participant may file an election designating a payment form other than the Normal Form of Retirement Benefit. If a Participant elects an annuity form of payment of pension benefits under a plan sponsored by the Company that is intended to be tax-qualified under section 401(a) of the Code, such form of payment shall, except as noted in the following sentence, be available for the payment of Retirement Benefits under this Supplemental Plan. A joint and survivor annuity or a contingent annuity shall not be available under this Supplemental Plan with respect to anyone other than the Participant's spouse as of the date that the Retirement Benefit commences.

               (b) Additional Forms of Benefit. From time to time, the Committee may make other forms of payment of Retirement Benefits available in its sole discretion.

        Section 6.4 Form of Benefit on Change of Control.

               (a) Single Sums. Notwithstanding the provisions of Sections 6.1, 6.2, 6.3, 6.6, and 6.7, upon a Change of Control, all Retirement Benefits shall be payable in a single sum payment that is the Actuarial Equivalent of a single life annuity using the assumptions set forth on the Appendix to this Supplemental Plan.

               (b) Committee Discretion. Section 6.4(a) shall not apply if the Committee, within thirty days following the Change of Control, determines, in its discretion, that single sum payments shall not be provided.

        Section 6.5   Amount of Death or Disability Benefit.

               (a) Form of Death Benefit. The class of individuals who are eligible to be Beneficiaries of a Death Benefit is limited to the Participant's spouse, as of the date of the Participant's death, and the Participant's Dependent Children. If there is both a living spouse and Dependent Children, the Beneficiary shall be the spouse. A spouse Beneficiary shall receive a monthly benefit equal to 1/12th of the Death Benefit. If a spouse Beneficiary dies prior to the cessation of the Death Benefit payments, then the remaining Death Benefits shall be paid to any Dependent Children. The amount of any Death Benefit payable to each of the Dependent Children on a monthly basis is the amount equal to the Death Benefit that would be payable to a spouse Beneficiary multiplied by a fraction, the numerator of which is one and the denominator of which is the number of Dependent Children. If there are no living Beneficiaries, no Death Benefit shall be paid.

               (b) Form of Disability Benefit. A Disabled Participant shall receive a monthly benefit equal to 1/12th of the Disability Benefit.

        Section 6.6 Commencement of Payments. Payment of benefits under this Supplemental Plan shall begin as soon as administratively feasible after the Participant (or Beneficiary, if applicable) has provided a claim for benefits in writing to the Committee, including any supporting documentation required by the Committee, and the Committee has determined that the Participant (or Beneficiary, if applicable) satisfies the requirements for payment.

        Section 6.7 Form of Benefit Irrevocable. Once Retirement Benefits have commenced under this Supplemental Plan, the form of the Retirement Benefit payable is irrevocable.

        Section 6.8 Commutation of Benefits. If the amount of the annual Retirement Benefit or Death Benefit payable under this Supplemental Plan to any Participant or his or her spouse or Beneficiary is less than five thousand dollars ($5,000), payment of the Actuarial Equivalent of such payments may be made in a lump sum in full settlement of all sums payable under this Supplemental Plan.

                      ARTICLE VII -- BENEFIT ELECTIONS AND

                            BENEFICIARY DESIGNATIONS



        Section 7.1 General. All elections to receive benefits under this Supplemental Plan must be made in writing to the Committee in the form specified by the Committee and include the information or documentation that the Committee deems necessary. The Committee, in its discretion, may request additional information or reasonable documentation from time to time in order to determine whether a Participant receiving a Disability Benefit continues to be Disabled.

        Section 7.2 Form of Benefit Elections. An election to receive payment of Retirement Benefits in a form other than the Normal Form must be submitted to the Committee in writing at any time prior to the commencement of payments. An election must be made in the form specified by the Committee and include the information or documentation that the Committee deems necessary, including written consent of the spouse in the case of a married Participant who elects a Retirement Benefit in a form other than the Normal Form. The filing of an election as to the form of Retirement Benefits shall revoke any pre-existing election, except that a revocation of an election for a married Participant shall be valid only if accompanied by the spouse's written consent to the subsequent election (other than a subsequent election to receive payments in the Normal Form).

        Section 7.3 Beneficiaries. If the Committee makes available alternative benefit forms that provide for payments after a Participant's death, the Participant shall designate the Beneficiary under such payment form in accordance with the procedures set forth by the Committee.


                         ARTICLE VIII -- ADMINISTRATION


        The Committee shall administer this Supplemental Plan in accordance with its terms and purposes. The Committee shall have authority to interpret this Supplemental Plan, to determine benefits under this Supplemental Plan, to establish rules and procedures necessary to carry out the terms of this Supplemental Plan, and, in its discretion, to waive or modify any requirements or conditions on the receipt or calculation of benefits under this Supplemental Plan where the Committee determines that such a waiver is appropriate. The Committee may appoint one or more officers or employees of the Company to act on the Committee's behalf with respect to administrative matters related to this Supplemental Plan.


                        ARTICLE IX -- SOURCE OF PAYMENTS


        Section 9.1 General Assets of Company. Benefits payable under this Supplemental Plan shall be paid directly to the Participant, or to the Participant's Beneficiary, as applicable, from the general assets of the Company, including the assets of the Trust to the extent that the Trust so provides. If any person acquires a right to receive payments from the Company under this Supplemental Plan, such right shall be no greater than the right of any unsecured general creditor of the Company. In the event that the Company establishes an advance accrual reserve on its books against its future liability under this Supplemental Plan, such reserve shall not constitute an asset of this Supplemental Plan but shall at all times remain part of the general assets of the Company subject to the claims of the Company's creditors.

        Section 9.2  Payments to Trust.

               (a) Mandatory Contribution. Upon a Change of Control, the Company shall make Mandatory Contributions to the Trustee by wire transfer in immediately available funds of United States dollars. A Mandatory Contribution shall be made as soon as possible upon the Change of Control, but in no event more than ten days from the date of the Change of Control. In addition, a Mandatory Contribution shall be made every six months thereafter, provided that the calculation of the Mandatory Contribution on the sixth-month date yields a positive dollar amount. Mandatory Contributions shall continue to be required semi-annually until all Retirement Benefits, Disability Benefits, and Death Benefits have been paid to all Participants and Beneficiaries. The Company shall immediately notify the Committee in writing when payment of the Mandatory Contribution is made to the Trustee.

               (b) Continuing Obligation of Company. Subsequent to the payment of a Mandatory Contribution, Participants and Beneficiaries shall be paid benefits under this Supplemental Plan from the Trust pursuant to the Trust Agreement, but in no event shall the making of a Mandatory Contribution relieve the Company of its obligation under this Supplemental Plan.

                       ARTICLE X -- CLAIMS AND ENFORCEMENT


        Section 10.1  Administrative Procedures.

               (a) Notice of Denial. If the Committee determines that any person who has submitted a claim for payment of benefits under this Supplemental Plan is not eligible for payment of benefits or, if applicable, is not eligible for payment of benefits in the form requested, then the Committee shall, within a reasonable period of time, but no later than 90 days after receipt of the written claim, notify the claimant of the denial of the claim. Such notice of denial: (i) shall be in writing; (ii) shall be written in a manner calculated to be understood by the claimant; and (iii) shall contain (A) the specific reason or reasons for denial of the claim; (B) a specific reference to the pertinent Supplemental Plan provisions or administrative rules and regulations upon which the denial is based; (C) a description of any additional material or information necessary for the claimant to perfect the claim; and (D) an explanation of this Supplemental Plan's appeal procedures.

               (b) Review Procedures. Within 90 days of the receipt by the claimant of the written notice of denial of the claim, or if the claim has not been granted or denied, within 120 days of the claimant's original claim, the claimant may file a written request with the Board that it conduct a full and fair review of the denial of the claimant's claim for benefits. The claimant's written request must include a statement of the grounds on which the claimant appeals the original claim denial. The Board shall deliver to the claimant a written decision on the claim promptly, but not later than 60 days after the receipt of the claimant's request for review, except that if there are special circumstances that require an extension of time for processing, the 60-day period shall be extended to

120 days, in which case written notice of the extension shall be furnished to the claimant prior to the end of the 60-day period.

        Section 10.2  Enforcement.

               (a) Right to Enforce. The Company's obligations under this Supplemental Plan may be enforced by the filing of an action by any Participant or by any Participant's Beneficiary, spouse, Dependent Child, or personal representative.

               (b) Attorneys Fees and Costs. If, on or after a Change of Control, any claimant is denied a claim for benefits under this Supplemental Plan and the claimant requests a review under the procedures described in
Section 10.1(b), or files a claim in a court of law or any other tribunal to enforce any obligation of the Company under this Supplemental Agreement, which is based on a failure to administer the Plan in accordance with its terms, including the requirement that the Company make a Mandatory Contribution to the Trust, the Company shall pay such claimant all attorneys fees and costs incurred in connection with the claim, regardless of the outcome of the claim, provided that the claim is not frivolous. All attorneys' fees and costs under this
Section 10.2(b) shall be paid by the Company as they are incurred by the claimant, but no later than 30 days from the date that the claimant submits a bill or other statement to the Company.

               (c) Interest. If any claimant prevails in a review procedure described in Section 10.1(b), or if a claimant prevails in an action in a court of law or any other tribunal to enforce the payment of benefits under this Supplemental Plan, the Company shall pay interest to the claimant on any unpaid benefits accruing from the date that benefit payments should have commenced and continuing until the date that such owed and unpaid benefits are paid to the claimant in full. For purposes of the preceding sentence, interest shall accrue at an annual rate equal to one percent plus the prime rate reported by the Wall Street Journal.


                     ARTICLE XI -- AMENDMENT AND TERMINATION


        Section 11.1  Amendment and Termination of this Supplemental Plan.

               (a) General. Although the Company intends to maintain this Supplemental Plan, the Company reserves the right to amend or terminate this Supplemental Plan at any time for whatever purposes it may deem appropriate, except as specifically limited by this Article XI. The Company may amend, terminate, or suspend this Supplemental Plan only by the action of the Board, except that the Committee shall have the authority to make any amendments that do not decrease the level of benefits payable and that it deems necessary for the proper administration of this Supplemental Plan.

               (b) Automatic Termination. This Supplemental Plan may be terminated or suspended only by action of the Board, except that this Supplemental Plan shall terminate automatically if there are no Active Participants remaining and all Retirement Benefits, Death Benefits, and Disability Benefits have been paid.

               (c) Protection of Benefits. No amendment, termination, or suspension of this Supplemental Plan shall be effective to the extent that it reduces (i) the Retirement Benefit accrued or payable to any Retired Participant; (ii) Retirement Benefits that have commenced to be paid; or (iii) Death or Disability Benefits that have commenced to be paid.

               (d) Protection of Active Participants. No amendment, termination, or suspension of this Supplemental Plan shall be effective to the extent that it reduces the Retirement Benefits that an Active Participant may accrue unless the amendment, termination or suspension also provides that the Active Participant is immediately vested in a Retirement Benefit calculated as if the Active Participant terminated employment immediately prior to the later of the date that the amendment, termination, or suspension is enacted or is effective.

               (e) Change of Control. On or after a Change of Control, any amendment, termination, or suspension of the Plan shall be effective only upon the written consent of at least eighty-five percent of all Participants. The preceding sentence shall not apply to (i) a termination that occurs under
Section 11.1(b); (ii) any amendment, termination, or suspension that affects future accruals of Retirement Benefits and that complies with the terms of
Section 11.1(c) and (d).

        Section 11.2 Contractual Obligation. The Company makes a contractual obligation that any amendment, suspension, or termination of this Supplemental Plan shall comply with the terms of Section 11.1.


                          ARTICLE XII -- MISCELLANEOUS


        Section 12.1 Employment Rights. Nothing contained in this Supplemental Plan shall be construed as a contract of employment between the Company and the Participant, or as a right of any employee to be continued in the employment of the Company, or as a limitation of the right of the Company to discharge any of its employees, with or without cause.

        Section 12.2 Rights of the Committee. To the extent permitted by law, the Company shall indemnify the Committee (including any officers and employees of the Company appointed to act on behalf of the Committee) and hold such individuals harmless from and against any damages, losses, costs and expenses incurred (including without limitation expenses of investigation and the fees and expenses of counsel) in the course of administering this Supplemental Plan. The Company shall bear all expenses of the Committee incurred in the course of administering this Supplemental Plan.

        Section 12.3 Benefit Statements. Upon the request of a Participant or a Beneficiary, as the case may be, the Company shall provide a statement of benefits under this Supplemental Plan to such Participant (or Beneficiary) that includes the information necessary to calculate the accrued Retirement Benefit, Disability Benefit, or Death Benefit, as applicable, with respect to such Participant or Beneficiary.

        Section 12.4 Assignment. The benefits payable under this Supplemental Plan may not be assigned or alienated.

        Section 12.5 Applicable Law. This Supplemental Plan shall be governed by the laws of the State of Delaware.

        Section 12.6 Effective Date. This amended and restated Supplemental Plan shall take effect as of August 1, 2000.

        Section 12.7 Entire Agreement. This writing is the final expression of this Supplemental Plan and a complete and exclusive statement of its terms, except that to the extent that this Supplemental Plan refers to the Trust, the terms of the Trust Agreement, as of the date immediately preceding a Change of Control, shall be deemed to be incorporated herein.

        Section 12.8 Terms. Except as required otherwise by the context, capitalized terms that are used in this Supplemental Plan shall have the meaning assigned to them in Article II. Feminine or neuter pronouns shall be substituted for those of the masculine form, and the plural shall be substituted for the singular, in any place or places herein where the context may require such substitution or substitutions.



IN WITNESS WHEREOF, Litton has caused this Supplemental Plan to be executed in its name and on its behalf by its authorized officer as of the 1st day of August, 2000.



                                            LITTON INDUSTRIES, INC.



                                            By:      /s/ D. Michael Steuert
                                               ---------------------------------
                                            Title: Senior Vice President and
                                                     Chief Financial Officer



                                            By:     /s/ Lynne M. O. Brickner
                                               ---------------------------------
                                            Title: Vice President and Secretary

                                 APPENDIX TO THE
         LITTON INDUSTRIES, INC. SUPPLEMENTAL, EXECUTIVE RETIREMENT PLAN
                 (AS AMENDED AND RESTATED AS OF AUGUST 1, 2000)
   ASSUMPTIONS TO CALCULATE PRESENT VALUE OF REMAINING PROJECTED SERP BENEFITS


NOTE: Capitalized terms are as defined in the Plan document or as defined below.

SERP      Based on the Participant's appointment date, a gross annual SERP
FORMULAS: Retirement Benefit that is the GREATER of
          (a) [((1.6% x projected Average Compensation up to Base Compensation Amount) plus (2.2% x projected Average Compensation over Base Compensation Amount)) x Years of Service after later of age 40 or actual date of hire] OR

          (b) [(3.50% x projected Average Compensation for the first ten (l0) Years of Service)+ (1.25% x projected Average Compensation for the next ten (10) Years of Service) + (0.50% x projected Average Compensation for the next five (5) Years of Service

           Less Offset Amounts, representing the sum of the projected primary insurance amount and the projected Company-provided pension Multiplied by the "Present Value Factor"

OFFSET     The projected Company-provided pension represents the following:
AMOUNTS:   (a) The projected LRP benefit (limited to the projected Section 415 limit):

               85%(1) x [projected defined benefit after-tax deposits + FSSP Retirement Account deposits (reflecting Section 401(k) Limit)]

               Minus 75% of the projected primary insurance amount

               Minus [(FSSP Retirement Account annuity equivalent factor for "Age at Retirement" x projected FSSP Retirement Account Deposits with Earnings)

               Plus (LRP annuity equivalent factor for "Age at Retirement" x projected defined benefit after-tax deposits with interest)]

           (b) The projected Restoration Plan pension benefit:

               85% x projected FSSP Retirement Account restricted amount (4% of eligible pay over the Section 401(x)(17) pay limit)

               Minus (FSSP Retirement Account annuity equivalent factor for "Age at Retirement" x projected FSSP Retirement Account restricted amount with 8% interest)



        ITEM                              ASSUMPTION                        OTHER REQUIRED DATA
        ----                              ----------                        -------------------
 Salary scale for Average Compensation       6,00%       Past base salary and incentive cash awards for last ten (10) calendar years
 LRP interest rate                           5.00%       Defined benefit after-tax deposits: the greater of 5% interest or the rate per Section 411(c)(2) -- 120% of average federal rate as of the beginning of the calendar year


 FSSP investment rate of return              8.00%       FSSP Retirement Account deposits: Earnings at the rates actually earned under the plans
 Age at retirement                        Current age
 Social Security Wage Base Increases         5.00%       Date of Birth, Current year's Social Security Wage Base
 Social Security CPI                         4.00%       Sections 415 and 401(k) limited index & Base Compensation Amount Index
 Mortality table (Post-retirement Only)     83 GAM
 Present Value Factor & Interest Rate      See Note(2)   Deferred to "Age at Retirement" actuarial factor based on
                                                         the present value interest rate and the form of payment
                                                         specified

(1) Applied to all actual and all hypothetical deposits made after 1982. Hypothetical deposits before 1983 are credited at 50%.
(2) Yield on 10-Year AAA California Municipal Bond as of the Calculation Date